United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

☒	Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-12

Danaher Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☒	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:
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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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ADDITIONAL INFORMATION REGARDING THE

2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

TUESDAY, MAY 5, 2020

The following Notice of Change of Location relates to the proxy statement of Danaher Corporation (the “Company”), dated March 25, 2020 (“Proxy Statement”), made available to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting to be held on Tuesday, May 5, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 17, 2020.

This Notice Should Be Read In Conjunction With The Proxy Statement.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2020

DANAHER CORPORATION CHANGES ITS ANNUAL SHAREHOLDERS MEETING TO A VIRTUAL FORMAT

Washington, D.C., April 17, 2020 – Danaher Corporation (NYSE: DHR) (“Danaher” or “the Company”) announced today that, due to the public health impact of COVID-19, the Company will hold its 2020 Annual Meeting of Shareholders in a virtual meeting format only, via audio webcast. The date and time of the meeting and the proposals to be presented to shareholders at the meeting are unchanged. The meeting webcast will be held on Tuesday, May 5, 2020 at 3:00 p.m. Eastern Time.

Attending the Virtual Meeting as a Shareholder of Record

If you were a shareholder of record as of March 9, 2020, you can attend the meeting by accessing the meeting center site at www.meetingcenter.io/277601749 and entering the control number found on the Proxy Card or Notice of Internet Availability of Proxy Materials you previously received and the meeting password, DHR2020.

Registering to Attend the Virtual Meeting as a Beneficial Owner

If you were a beneficial owner of record as of March 9, 2020 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, please email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time, on April 30, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to the meeting center site at www.meetingcenter.io/277601749 and enter your control number and the meeting password, DHR2020.

Meeting Rules, Asking Questions and Shareholder List

The rules and procedures applicable to the meeting will be available during the meeting at the meeting center site, www.meetingcenter.io/277601749. If you are attending the meeting as a shareholder of record or registered beneficial owner, questions can be submitted during the meeting by clicking on the message icon in the upper right-hand corner of the meeting center site. A list of shareholders of record will be available during the meeting for inspection by shareholders of record for any legally valid purpose related to the annual meeting at the meeting center site at www.meetingcenter.io/277601749.

Voting Shares

If you are attending the meeting as a shareholder of record or registered beneficial owner and have not already voted your shares in advance, you will be able to vote your shares electronically during the annual meeting by clicking on the “Cast Your Vote” link on the meeting center site.

Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the annual meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares.

Attending the Annual Meeting as a Guest

If you would like to attend the meeting as a guest in listen-only mode, click on the “I am a guest” button after entering the meeting center at www.meetingcenter.io/277601749 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

If you experience technical or logistical issues in accessing the meeting center site, please go to https://support.vevent.com/.

ABOUT DANAHER

Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in the demanding and attractive health care, environmental and applied end-markets. With more than 20 operating companies, Danaher’s globally diverse team of approximately 67,000 associates is united by a common culture and operating system, the Danaher Business System, and its Shared Purpose, Helping Realize Life’s Potential. For more information, please visit www.danaher.com.

CONTACT

Matthew E. Gugino

Vice President, Investor Relations

Danaher Corporation

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037

Telephone: (202) 828-0850

Fax: (202) 828-0860